Exhibit 99.1

Moleculin Reports Third Quarter 2023 Financial Results

– Ends Quarter with $24.6 million in Cash with Runway Estimated into Third Quarter of 2024

– Third quarter marked by additional positive clinical data from Annamycin lead development programs

– Growing body of Annamycin efficacy and safety clinical data expected to support advancement into pivotal studies for both AML and STS in 2024

– Company to host conference call and webcast today at 8:30 AM ET

HOUSTON, November 13, 2023 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses, today reported its financial results for the quarter ended September 30, 2023. As previously announced, the Company will host a conference call and live audio webcast, today, November 13, 2023, at 8:30 AM ET (details below).

“There remains a dire unmet need in AML and STS for a safer, non-cardiotoxic chemotherapy for elderly and frail patients,” commented Walter Klemp, Chairman and Chief Executive Officer of Moleculin. “Our growing body of positive clinical and encouraging safety data for Annamycin continues to bolster our confidence that our next generation chemotherapy can make a significant impact in the treatment landscape for these high value indications. We remain focused on advancing our priority pipeline programs to key data milestones in the near term, which we be believe will support advancement into pivotal, registration studies in both AML and STS. We believe our year of continued data and the achievement of clinical and regulatory milestones will translate into significant value creation for all of our stakeholders.”

Recent Highlights

●	Dosed first subjects in Phase 2 portion of the clinical trial evaluating Annamycin in combination with Cytarabine (Ara-C) for the treatment of Acute Myeloid Leukemia (AML) (MB106);
●	Completed enrollment in U.S. Phase 1B/2 clinical trial evaluating Annamycin for the treatment of Soft Tissue Sarcoma (STS) Lung Metastases (MB107);
●	Announced a new positive independent assessment report was published confirming the absence of cardiotoxicity in subjects treated with Annamycin;
●

Presented poster titled, “A Phase 1b/2 Study of Liposomal Annamycin (ANN) in Subjects with Previously Treated Soft-Tissue Sarcomas (STS) with Pulmonary Metastases” at the 2023 Connective Tissue Oncology Society Annual Meeting in Dublin, Ireland;

●	Participated in the Virtual Investor Ask the CEO Conference, the webcast replay can be found here; and
●	The Company will release a more detailed Clinical Trial Update press release later this morning.

Summary of Financial Results for the Third Quarter 2023

Research and development (R&D) expense was $3.3 million and $6.0 million for the three months ended September 30, 2023 and 2022, respectively. The decrease of $2.7 million is mainly related to the timing of costs incurred for clinical trials and timing of sponsored research payments.

General and administrative expense was $2.6 million and $3.1 million for the three months ended September 30, 2023 and 2022, respectively. The decrease of $0.5 million is mainly related to a decrease in regulatory and legal services, and consulting & advisory fees.

As of September 30, 2023, the Company had cash and cash equivalents of $24.6 million and believes that this cash is sufficient to meet its planned operations, which include the current Phase 2 clinical programs and preparations for future clinical trials, into the third quarter of 2024.

Conference Call and Webcast

Moleculin management will host its quarterly conference call and webcast for investors, analysts, and other interested parties today, November 13, 2023, at 8:30 AM ET.

Interested participants and investors may access the conference call by dialing (877) 407-0832 (domestic) or (201) 689-8433 (international) and referencing the Moleculin Biotech Conference Call. The live webcast will be accessible on the Events page of the Investors section of the Moleculin website, moleculin.com, and will be archived for 90 days.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses. The Company’s lead program, Annamycin is a next-generation anthracycline designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of COVID-19 and other viruses, as well as cancer indications including brain tumors, pancreatic and other cancers.

For more information about the Company, please visit www.moleculin.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the Company's forecasted cash burn rate (including its estimate of cash sufficient to meet its projected operating requirements). Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com

Moleculin Biotech, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$24,579	$43,145
Prepaid expenses and other current assets	3,024	2,451
Total current assets	27,603	45,596
Furniture and equipment, net	225	275
Intangible assets	11,148	11,148
Operating lease right-of-use asset	547	403
Total assets	$39,523	$57,422

Current liabilities:
Accounts payable and accrued expenses and other current liabilities	$3,888	$4,819
Total current liabilities	3,888	4,819
Operating lease liability - long-term, net of current portion	496	335
Warrant liability - long term	1	77
Total liabilities	4,385	5,231
Total stockholders' equity	35,138	52,191
Total liabilities and stockholders' equity	$39,523	$57,422

Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
Revenues	$-	$-	$-	$-
Operating expenses:
Research and development	3,280	5,965	12,855	14,790
General and administrative and depreciation and amortization	2,667	3,119	7,857	8,802
Total operating expenses	5,947	9,084	20,712	23,592
Loss from operations	-5,947	-9,084	-20,712	-23,592
Other income:
Gain from change in fair value of warrant liability	1	421	76	1,184
Other income, net	13	19	30	39
Interest income, net	324	33	1,106	114
Net loss	$(5,609)	$(8,611)	$(19,500)	$(22,255)

Net loss per common share - basic and diluted	$(0.19)	$(0.30)	$(0.66)	$(0.78)
Weighted average common shares outstanding - basic and diluted	29,809,236	28,627,610	29,419,904	28,596,501